UNITED STATES
                      Securities and Exchange Commission
                            Washington, D.C. 20549

                                   FORM 8-A

              FOR REGISTRATION OF CERTAIN CLASSES OF
                SECURITIES PURSUANT TO SECTION 12(b) OR (g)
                OF THE SECURITIES EXCHANGE ACT OF 1934


                          INTERNET LAW LIBRARY, INC.
            (Exact Name of Registrant as Specified in Its Charter)



       Delaware
       (State of Incorporation or Organization)
       82-0277987
       (I.R.S. Employer Identification Number)


       4301 Windfern Road
       Houston, Texas
       (Address of principal executive offices)
       77041
       (Zip Code)



       If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.[ ]

       If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. [X]

       Securities Act registration statement file numbers to which this form relates: N/A

       Securities to be registered pursuant to Section 12(b) of the Act:
       None

       Securities to be registered pursuant to Section 12(g) of the Act:

                                 COMMON STOCK

       Item 1.   Description of Registrant's Securities to be
        Registered.

       For a full description of the Common Stock, par value $.001 per share, of Internet Law Library, Inc. (the "Company") being registered hereby, reference is made to the information contained under the caption "Description of Capital Stock" in the Prospectus that forms part of the Company's Registration Statement (Registration No. 333-75625) filed with the Securities and Exchange Commission on April 2, 1999. The information contained in the foregoing Registration Statement, as amended (the "Registration Statement") and the Prospectus, is incorporated herein by reference.

       Item 2.   Exhibits.

       The following exhibits are filed as a part of this registration statement:

       Exhibit
       No.                    Identification of Exhibit

       1  Certificate of Incorporation of Planet Resources, Inc.
        filed with the Secretary of State of the State of Delaware on November 13, 1995.

       2 Certificate of Amendment of Planet Resources, Inc. filed with the Secretary of State of the State of Delaware on July 8, 1999.

       3  Bylaws of Planet Resources, Inc., as amended on March 26, 1999.

       4  Form of certificate representing Common Stock.


                                   SIGNATURES

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrants have duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.


                           INTERNET LAW LIBRARY, INC.


       Dated:        September 15, 1999
       By:             Hunter M. A. Carr
                          Chairman and Chief Executive Officer



       Exhibit 1

       Certificate of Incorporation of Planet Resources, Inc., filed with the Secretary of State of Delaware.